Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

September 9, 2021

HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, Utah 84020

Ladies and Gentlemen:

We have acted as counsel to HealthEquity, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of: (A) the sale by the Company from time to time of (i) common stock, par value $0.0001 per share (“Common Stock”), of the Company, (ii) preferred stock, par value $0.0001 per share (“Preferred Stock”), of the Company, (iii) debt securities (the “Debt Securities”) of the Company, (iv) warrants to purchase Common Stock, warrants to purchase Preferred Stock and warrants to purchase Debt Securities (collectively, the “Warrants”), and (v) units of the Company comprised of any combination of Debt Securities, Common Stock, Preferred Stock, and Warrants (the “Units”); and (B) an aggregate of 978,431 shares of Common Stock to be sold from time to time by a certain selling stockholder of the Company (the “Selling Stockholder Shares”). The Debt Securities are to be issued under an indenture substantially in the form attached as an exhibit to the Registration Statement (the “Base Indenture”), as may be supplemented.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the Base Indenture, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion.

We have also examined forms of the Debt Securities, the specimen Common Stock and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

New York Washington Houston Palo Alto San Francisco Chicago Paris London Frankfurt Brussels Milan Rome

HealthEquity, Inc.
September 9, 2021

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.     When (i) the applicable Base Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, (ii) the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Base Indenture and supplemental indenture and (iii) such Debt Security has been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable Base Indenture and supplemental indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

2.     Upon (i) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters by the Board of Directors in accordance with the Company’s Certificate of Incorporation and (ii) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

HealthEquity, Inc.
September 9, 2021

3.     When (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of the Debt Securities or the Preferred Stock or exercise of the Warrants, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of such Debt Securities, Preferred Stock or Warrants, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.     When (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5.     When (i) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors, (ii) the unit agreement, if any, relating to the Units has been duly authorized and validly executed and delivered by the Company and (iii) the Units or certificates representing the Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

6.      The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

HealthEquity, Inc.
September 9, 2021

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP